PERFORMANCE STOCK AWARD GRANT AGREEMENT

     THIS PERFORMANCE STOCK AWARD GRANT AGREEMENT (the “Agreement”), by and between TWIN DISC, INCORPORATED (the “Company”) and ___________________________
(the “Employee”) is dated this 27th day of July, 2006, to memorialize an amendment of an award of performance stock of even date herewith.

     WHEREAS, the Company adopted an Stock Incentive Plan in 2004 (the “Plan”) whereby the Compensation Committee of the Board of Directors (the “Committee”) is authorized to grant performance stock awards that entitle an employee of the Company receiving such award to shares of common stock of the Company if the Company achieves a predetermined performance objective; and WHEREAS, effective July 27, 2006, the Committee made an award of performance stock to the Employee as an inducement to achieve the below described performance objective.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereto agree as follows:

 1. Performance Stock Award Grant. Subject to the terms of the Plan, a copy of which has been provided to the Employee and is incorporated herein by reference, the Company has granted Employee a performance stock award effective July 27, 2006. Such performance stock award shall entitle the Employee to receive ______ shares of the Company’s common stock (the “Shares”) if the Company achieves the economic profit objective stated below (the “Performance Objective”). The Committee shall certify whether and to what extent such Performance Objective is satisfied before any Shares are awarded.

The Performance Objective is the Company’s net operating profit after taxes (“NOPAT”) for the cumulative three fiscal year period ending June 30, 2009, measured as a percentage of the

Company’s capital charge for the cumulative three fiscal year period ending June 30, 2009. If the Company achieves the maximum Performance Objective as specified on the table below, the Employee will earn the maximum number of Shares. If the Company achieves the target Performance Objective as specified on the table below, the Employee will receive the target number of Shares. If the Company achieves the threshold Performance Objective stated below, the Employee will earn the threshold number of Shares. No Shares will be earned for performance below the 3-year cumulative economic profit threshold and no additional Shares will be earned for performance exceeding the 3-year cumulative economic profit maximum.

	Cumulative NOPAT as a percentage of	Number of Shares
cumulative capital charge

Maximum	XX%	XXXX

Target	XX%	XXXX

Threshold	XX%	XXXX

In the event that the Company’s economic profit is between the achievement levels set forth in the above table, the number of Shares awarded shall be determined by interpolation. Any fractional share of the Company resulting from such interpolation shall be rounded up to a whole share of the Company.

  2. Price Paid by Employee. The price to be paid by the Employee for the Shares granted shall be _No  Dollars ($ 0.00 ) per share.

  3. Voluntary Termination of Employment Prior to Retirement/Termination for Cause. If prior to attaining the Performance Objective the Employee voluntarily terminates employment prior to the Employee becoming eligible for normal or early retirement under the Company’s defined benefit pension plan covering the Employee or the employment of the Employee is terminated for cause, the performance stock awards granted to such Employee shall be forfeited. The Committee shall conclusively determine whether the Employee was terminated for cause for purposes of this performance stock award.

  4. Death/Disability/Other Termination of Employment Other than Change of Control of Company. If prior to attaining the Performance Objective the Employee dies, becomes permanently disabled, voluntarily terminates employment after becoming eligible for normal or early retirement under the Company’s defined benefit pension plan covering the Employee, or is terminated for any reason other than for cause or following a Change in Control of the Company as described in Section 5 (each a “Qualifying Event”), the performance stock awards granted to such Employee shall be paid on a prorated basis if and when the Performance Objective is achieved. Such prorated performance stock awards shall be subject to the following terms and conditions:

(a)	The prorated award shall be determined by multiplying the number of shares underlying the award by a fraction, the numerator of which is the number of days from July 1, 2006, through the Employee’s last day of employment, and the denominator or which is the number of days from July 1, 2006, through June 30, 2009. Any fractional share of the Company resulting from such a prorated award shall be rounded up to a whole share of the Company.

(b)	Except as otherwise provided in Section 4(c), shares of the Company underlying such prorated awards shall be delivered in the ordinary course after the determination by the Committee that the Performance Objective has been achieved (and no later than 2-1/2 months after June 30, 2009).

(c)	The Committee has the authority in its sole discretion to immediately vest the prorated portion of the performance stock awards granted hereunder if the Employee experiences a Qualifying Event and deliver shares of Company stock underlying such prorated awards as if the maximum Performance Objective had been fully achieved.

(d)	The Committee shall conclusively determine whether the Employee shall be considered permanently disabled for purposes of this performance stock award.

     5. Change of Control. Notwithstanding Sections 3 and 4 above, if an event constituting a Change in Control of the Company occurs and the Employee thereafter terminates employment for any reason, then the performance stock award granted hereunder shall immediately vest and the Shares of the Company underlying th award shall be delivered as if the maximum Performance Objective had been fully achieved, regardless of whether termination of employment is by the Employee, the Company or otherwise. Employee’s continued employment with the Company, for whatever duration, following a Change in Control of the Company shall not constitute a waiver of the Employee’s rights with respect to this Section 5.

For purposes of this Section 5, a “Change in Control of the Company” shall be deemed to occur in any of the following circumstances:

(a)	if there occurs a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Company is then subject to such reporting requirement;

(b)	if any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than Michael Batten or any member of his family (the "Batten Family"), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

(c)	if during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(d)	if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

  6. No Rights of Shareholder. Until the Performance Objective is met, the performance stock award grant shall not entitle the Employee any rights of a shareholder, including the right to receive dividends or to vote the Shares. In the event that the Performance Objective is met, the associated shares of the Company shall be issued to the Employee if his performance stock awards have not been forfeited. Shares may be issued by either delivering stock certificates to the Employee or by making an appropriate book entry for the associates shares. Such certificates shall be issued, or such book entry shall be made, no later than 2-1/2 months after June 30, 2009.

  7. Employment Status. Neither this Agreement nor the Plan impose on the Company any obligation to continue the employment of the Employee.

                                                                                                                                                                            TWIN DISC, INCORPORATED

                                                                                                                                                                            By: ____________________________________
                                                                                                                                                                            Its: ____________________________________

                                                                                                                                                                            EMPLOYEE:

                                                                                                                                                                             __________________________________________